EXHIBIT A


                   NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to
                           Convert the Debenture)



  The undersigned hereby irrevocably elects to convert $
________________ of the principal amount of the above
Debenture
 No. ___ into Shares of Common Stock of SYSTEMS
COMMUNICATIONS, INC. (the "Company") according to the
conditions hereof, as of the date written below.
         The undersigned represents that it is not a U.S.
Person as defined in Regulation S promulgated under the
Securities Act of 1933 and is not converting the Debenture
on Behalf of any U.S. Person.
Date of Conversion*
__________________________________________________________
_________
Applicable Conversion Price
__________________________________________________________
_________


Signature
__________________________________________________________
_________
                         [Name]
Address:
__________________________________________________________
_________
__________________________________________________________
_________





* This original Debenture and Notice of Conversion must be received by the Company by the fifth business date following the Date of Conversion.